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                                                                      Exhibit 11

                        OURPET'S COMPANY AND SUBSIDIARIES

                STATEMENT OF COMPUTATION OF NET (LOSS) PER SHARE

          For the three months ended March 31, 2002 and March 31, 2001

                                                                          2002              2001
                                                                  --------------------------------
 Net loss                                                             $  (117,994)     $   (76,242)

 Preferred Stock dividend requirements                                     19,356           24,658
                                                                  --------------------------------

 Net loss attributable to common stockholders                         $  (137,350)     $  (100,900)
                                                                  ================================

 Weighted average number of common shares outstanding                  11,005,293       10,644,687
                                                                  ================================

 Net loss per common share                                            $     (0.01)     $     (0.01)
                                                                  ================================